ACQUISITION OF INTERNET RESEARCH GROUP

On March 16, 2000, Jupiter Communications, Inc. ("Jupiter") completed its acquisition of Internet Research Group, a California corporation ("IRG"), pursuant to an Agreement and Plan of Merger and Reorganization, dated February 28, 2000, among Jupiter, IRG Acquisition Corp., a wholly-owned subsidiary of Jupiter ("Merger Sub"), IRG and the shareholders of IRG. The acquisition was accomplished through the merger of Merger Sub with and into IRG. The consideration payable by Jupiter was determined as a result of negotiation between Jupiter and IRG. The consideration paid consisted of 581,044 shares of common stock of Jupiter. In addition, options to purchase approximately 676,000 shares of IRG common stock were exchanged for options to purchase 61,456 shares of Jupiter common stock.

The total purchase price for this transaction was approximately $20.5 million. The difference between the fair market value of IRG's net tangible assets and the purchase price will be accounted for as goodwill and will be amortized over ten years, the expected period of benefit.

ACQUISITION OF NET MARKET MAKERS

On April 14, 2000, Jupiter Communications Inc. ("Jupiter") completed its acquisition of Net Market Makers, a California corporation ("NMM"), pursuant to a Stock Purchase Agreement, dated February 28, 2000 (the "Stock Purchase Agreement"), among Jupiter, NMM and the shareholders of NMM (the "NMM Shareholders"). The acquisition was accomplished through the purchase from the NMM Shareholders of all the issued and outstanding shares of capital stock of NMM for consideration consisting of $20.5 million in cash and 274,680 shares of common stock of Jupiter. The agreement calls for additional consideration of up to $10.5 million in cash to be paid if certain revenue targets are met by NMM during 2000 and 2001.

The total purchase price for this transaction was approximately $29.3 million. The difference between the fair market value of NMM's net tangible assets and the purchase price will be accounted for as goodwill and will be amortized over seven years, the expected period of benefit.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited Pro Forma Condensed Consolidated Statement of Operations (the "Pro Forma Statements of Operations") for the year ended December 31, 1999 gives effect to the acquisition of IRG and NMM (the "Acquisitions") as if they had occurred on January 1, 1999. The Pro Forma Statement of Operations is based on historical results of operations of Jupiter and the Acquisitions for the year ended December 31, 1999. The unaudited Pro Forma Condensed Consolidated Balance Sheet (the "Pro Forma Balance Sheet") gives effect to the Acquisitions as if the acquisitions had occurred on December 31, 1999.

The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the consolidated Company after the Acquisitions, or of the financial position or results of operations of the consolidated Company that would have actually occurred had the Acquisitions been affected on the date indicated or which may be obtained in the future.

The Pro Forma Statement of Operations and Pro Forma Balance Sheet and accompanying notes (the "Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements of the Company and notes thereto.

                          JUPITER COMMUNICATIONS, INC.
                        UNAUDITED PRO FORMA BALANCE SHEET
                                DECEMBER 31, 1999




                                                                         NET           INCOME
                                                         JUPITER        MARKET        PORTFOLIO
                                                      COMMUNICATIONS    MAKERS          GROUP         ADJUSTMENTS        PRO FORMA
                                                      --------------   --------       ---------       ----------         -----------

ASSETS
Current assets:
  Cash and cash equivalents                           $57,222,154      $463,418              --               --          57,685,572
  Short-term investments                                8,852,937            --              --               --           8,852,937
  Accounts receivable net                              17,849,722        92,070       1,000,966               --          18,942,758
  Prepaid expenses and other current assets             3,156,851       119,841           1,100               --           3,277,792
                                                      -----------      --------       ---------       ----------         -----------
         Total current assets                          87,081,664       675,329       1,002,066               --         $ 8,759,055
                                                      ===========      ========       =========       ==========         ===========
Property and equipment, net                             5,131,095        40,266          85,700               --           5,257,061
Goodwill and other intangible assets, net               4,526,071            --              --       20,361,228(a)       53,988,162
                                                                                                      29,100,863(b)
Other assets                                              440,744        25,199          15,196               --             481,139
                                                      -----------      --------       ---------       ----------         -----------
         Total assets                                 $97,179,574      $740,794       1,102,962       49,462,091         148,485,421
                                                      ===========      ========       =========       ==========         ===========

Liabilities and Stockholders' Equity

Current Liabilities:
  Accounts payable                                    $ 2,764,013      $ 38,217         265,693               --           3,067,823
  Accured expenses                                      1,178,619            --         317,274               --           1,495,893
  Accrued compensation                                  2,515,680       348,782              --               --           2,864,462
  Borrowing under line of credit                               --            --         100,000               --             100,000
  Deferred reference                                   25,594,018       133,568         281,948               --          26,009,934
                                                      -----------      --------       ---------       ----------         -----------
     Total current liabilities                         32,052,330       520,567         964,815               --          33,537,712
                                                      ===========      ========       =========       ==========         ===========
Deferred rent                                             129,716            --              --               --             129,716
Convertible notes payable                               3,500,000            --              --               --           3,500,000


Common stock, 50.001 per value 100,000,000
shares authorized, 4,499,973 shares issued
  and outstanding at December 31, 1999                     14,500        88,000       2,459,990       (2,547,134)(a,b)        15,356
Other stockholders' equity                             61,483,028       152,227      (2,327,843)      52,009,225 (a,b)   111,302,637
                                                      -----------      --------       ---------       ----------         -----------
Total stockholders' equity                             61,497,528       220,227         138,147       49,462,091         111,317,995
                                                      ===========      ========       =========       ==========         ===========
Commitments and contingencies
                                                      -----------      --------       ---------       ----------         -----------
Total liabilities and
stockholders' equity/members' deficiency              $97,179,574      $740,794       1,102,962       49,462,091         148,485,421
                                                      ===========      ========       =========       ==========         ===========


See accompanying notes to unaudited pro forma condensed consolidated financial information.

                          JUPITER COMMUNICATIONS, INC.
       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
[CAPTION]

                                                                               Internet
                                                  Jupiter      Net Market      Research
                                              Communications     Makers         Group      Adjustments        Pro Forma
                                              --------------   ----------    -----------   -----------       -----------
Revenues:
  Strategic Planning Services                   $23,133,867    $        --   $ 3,791,660   $        --       $26,925,527
  Conferences                                    11,269,950      2,821,934            --            --       $14,091,884
  Other                                           3,680,468        145,622        35,438            --        $3,861,528
    Total revenues                              -----------    -----------   -----------   -----------       -----------
                                                 38,084,285      2,967,556     3,827,098            --        44,878,939

Cost of services and fulfillment                 16,897,660      1,602,116     3,086,623            --        21,586,399
                                                -----------    -----------   -----------   -----------       -----------
    Gross profit                                 21,186,625      1,365,440       740,475            --        23,292,540

Other operating expenses:
  Sales and marketing                            11,383,673             --            --            --        11,383,673
  General and administrative expenses            10,100,267        728,549       734,596            --        11,563,412
  Depreciation and amortization                   1,278,241          1,038        28,956     2,036,123 (a)     7,501,624
                                                                                             4,157,266 (b)
Non-cash compensation                                    --        745,916       963,068                       1,708,984
                                                -----------    -----------   -----------   -----------       -----------
    Total other operating expenses               22,762,181      1,475,503     1,726,620     6,193,389        32,157,693

    Operating loss                               (1,575,556)      (110,063)     (986,145)   (6,193,389)      (8,865,153)

Interest income                                     743,484          9,511         2,925            --           755,920
Interest expense                                         --             --        (4,510)           --           (4,510)
                                                -----------    -----------   -----------   -----------       -----------
    Other income (expense)                          743,484          9,511        (1,585)           --           751,410

Loss before income taxes                           (832,072)      (100,552)     (987,730)   (6,193,389)      (8,113,743)

Income tax benefit (expense)                        202,000        (10,000)         (800)          --            191,200
                                                -----------    -----------   -----------   -----------       -----------

  Net loss                                      $  (630,072)   $  (110,552)  $  (988,530)  $(6,193,389)     $(7,922,543)
                                                ===========    ===========   ===========   ===========       ===========

Basic and diluted net loss per common share     $     (0.05)                                                     $(0.64)
                                                ===========                                                  ===========

                                                                                               581,044 (c)
Weighted average common shares outstanding       11,564,816                                    274,680 (d)    12,420,540
                                                ===========                                ===========       ===========

See accompanying notes to unaudited pro forma condensed consolidated financial information.

PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

(a) On March 16, 2000, Jupiter Communications, Inc. ("Jupiter") acquired Internet Research Group ("IRG") for $20.5 million including acquisition costs pursuant to the terms of an Agreement and Plan of Merger dated March 16, 2000 (the "IRG Merger Agreement"), among Jupiter, IRG and the shareholders of IRG. Pursuant to the terms of the IRG Merger Agreement, IRG merged with and into Jupiter and became a wholly-owned subsidiary of Jupiter. The acquisition will be accounted for as a purchase business combination. The consideration payable by Jupiter in connection with the acquisition of IRG consisted of the following:
581,044 shares of Jupiter common stock valued at $18.4 million. In addition, options to purchase approximately 676,000 shares of IRG common stock will be exchanged for options to purchase 61,456 shares of Jupiter common stock. The options were valued at approximately $2.0 million. Such options have an aggregate exercise price of approximately $61. The Company also incurred acquisition costs of approximately $100,000.


The following represents the allocation of the purchase price over the historical net book values of the acquired assets and liabilities of IRG at December 31, 1999, and is for illustrative pro forma purposes only. Actual fair values will be based on financial information as of the acquisition date (March 16, 2000), which are not expected to be significantly different from the historical net book values of the acquired assets and liabilities. Assuming the transaction had occurred on December 31, 1999, the allocation would have been as follows:



                                                                         IRG
Assets acquired:
    Accounts receivable                                             $ 1,002,066
    Property and equipment                                               85,700
    Security deposits                                                    15,196
    Goodwill and intangibles                                         20,361,228
                                                                    -----------
                                                                     21,464,190

Liabilities assumed                                                    (964,815)
                                                                    -----------
Purchase price                                                      $20,499,375
                                                                    ===========

This allocation is preliminary and may be subject to change upon evaluation of the fair value of IRG's acquired assets and liabilities as of the acquisition date as well as the potential identification of certain intangible assets.

The Pro Forma adjustment reconciles the historical balance sheet of IRG at December 31, 1999 to the allocated purchase price assuming the transaction had occurred on December 31, 1999.

Goodwill and other intangible assets will be amortized over a period of 10 years, the expected period of benefit. The Pro Forma adjustment to the statement of operations reflects twelve months of amortization expense for the year ended December 31, 1999, assuming the transaction occurred on January 1, 1999. The value of the goodwill and intangible assets as of December 31, 1999 would have been approximately $20.4 million.


(b) On April 14, 2000, Jupiter Communications, Inc. ("Jupiter") acquired Net Market Makers ("NMM") for $29.3 million including acquisition costs pursuant to the terms of a Stock Purchase Agreement, dated February 28, 2000 (the "NMM Merger Agreement"), among Jupiter, NMM and the shareholders of NMM. Pursuant to the terms of the NMM Merger Agreement, NMM merged with and into Jupiter and became a wholly-owned subsidiary of Jupiter. The acquisition will be accounted for as a purchase business combination. The consideration payable by Jupiter in connection with the acquisition of NMM consisted of the following: $20.5 million in cash and 274,680 shares of Jupiter common stock valued at $8.7 million. The Company also incurred acquisition costs of approximately $100,000.


The following represents the allocation of the purchase price over the historical net book values of the acquired assets and liabilities of NMM at December 31, 1999, and is for illustrative pro forma purposes only. Actual fair values will be based on financial information as of the acquisition date (April 14, 2000), which are not expected to be significantly different from the historical net book values of the acquired assets and liabilities. Assuming the transaction had occurred on December 31, 1999, the allocation would have been as follows:


                                                                         NMM
Assets acquired:
    Cash                                                              $ 463,418
    Accounts receivable                                                  92,070
    Prepaid expenses and other assets                                   145,040
    Property and equipment                                               40,266
    Goodwill and intangibles                                         29,100,863
                                                                    -----------
                                                                     29,841,657

Liabilities assumed                                                    (520,567)
                                                                    -----------
Purchase price                                                      $29,321,090
                                                                    ===========

This allocation is preliminary and may be subject to change upon evaluation of the fair value of NMM's acquired assets and liabilities as of the acquisition date as well as the potential identification of certain intangible assets.

The Pro Forma adjustment reconciles the historical balance sheet of NMM at December 31, 1999 to the allocated purchase price assuming the transaction had occurred on December 31, 1999.

Goodwill and other intangible assets will be amortized over a period of seven years, the expected period of benefit. The Pro Forma adjustment to the statement of operations reflects twelve months of amortization expense for the year ended December 31, 1999, assuming the transaction occurred on January 1, 1999. The value of the goodwill and intangible assets as of December 31, 1999 would have been approximately $29.1 million.

(c) In connection with the acquisition of IRG, the Company issued 581,044 shares of Jupiter common stock, par value $.001 per share, to the IRG shareholders. The pro forma basic net loss per common share is computed by dividing the net loss attributable to calculation of the weighted average number of shares outstanding. The calculation of the weighted average number of shares outstanding assumes that shares issued in connection with the acquisition were outstanding for the entire period.

(d) In connection with the acquisition of NMM, the Company issued 274,680 shares of Jupiter common stock, par value $.001 per share, to the NMM shareholders. The pro forma basic net loss per common share is computed by dividing the net loss attributable to calculation of the weighted average number of shares outstanding. The calculation of the weighted average number of shares outstanding assumes that shares issued in connection with the acquisition were outstanding for the entire period.